EXHIBIT

D

SUBSCRIPTION AGREEMENT



IMPORTANT REPRESENTATIONS ARE MADE ON THIS FORM. PLEASE READ
CAREFULLY BEFORE SIGNING. PLEASE TYPE OR PRINT.

================================================================

1.	Investment

?	Initial Purchase
?	Additional Purchase
?	U.S. Citizen
Minimum Purchase = Ten Units @ $1,000 each
Amount Enclosed___________________________.


2.	Type of Ownership

?	Individual
?	Community Property
?	Joint Tenants
?	Tenants In Common
?	Roth IRA
?	Trust
?	Pension Plan
?	IRA
?	LLC
?	Keogh (HR 10)
?	Profit Sharing Plan
?	Partnership








3.	INVESTOR REGISTRATION AND REPORT INFORMATION

Name _________________________________________________________
                            Print or Type

Mailing Address ______________________________________________

                ______________________________________________

Phone Number    ______________________     ___________________
                     Home                        Business

?	Please mail me the reports described in Article 8
or the Operating Agreement
?	Do not mail reports to me. I prefer to access
reports from the Company's website at
www.cbci.aol

===========================================================



4.	TRUST OR CUSTODIAL REGISTRATION

   Exact Name of Trust and Name of Trustee or Custodian


                      Mailing Address

____________________________  Tax Identification Number


5.	REPRESENTATION

In order to induce the Managing Member to accept this subscription, the undersigned hereby represents and warrants to the Company and its Managing Member that:

?	I have received a copy of the Prospectus
?	I meet the applicable suitability standards
and/or financial requirements set forth in the Prospectus under "Who May Invest" or in Exhibit C to the Prospectus as it pertains to the state of my primary residence and domicile.


?	I am purchasing the Units for my own account or
for the account or benefit of a member or members
of my immediate family or in a fiduciary capacity
for the account of another person or entity and
not as an agent for another.
?	I am aware that there may be no public market for
the Units, and accordingly, it may be impossible
for me to readily liquidate this investment.
?	I am purchasing the Units with the expectation of
deriving an economic profit from the Company
without regard to any tax benefits from the
investment.
?	I understand that in the event there is no public
market for the Units, the Operating Agreement contains restrictions applicable to transfers of the Units.



6.	SIGNATURES

The undersigned has the authority to enter into this subscription agreement on behalf of the person(s) or entity registered in Sections 3 and/or 4 above.

Executed this ____day of ________________, at __________________
                                              City, State, Zip


The undersigned Representative hereby certifies that he has reasonable ground to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situation and any other information known by the Representative, that investment in these limited liability company Units is suitable for the above investor. Additionally, it is hereby certified that the investor has been apprised of the possible illiquidity of this investment if a public market does not develop for the Units.

7.	BROKER/DEALER NAME
_____________________________________________

REGISTERED REPRESENTATIVE NAME__________________________________

ADDRESS OF BROKER/DEALER _______________________________________

                         _______________________________________

BROKER/DEALER SIGNATURE_________________________________________

REGISTERED REPRESENTATIVE SIGNATURE ____________________________

DATE____________________________


8.	PAYMENT AND MAILING

During Escrow Impound make check payable to:
___________Bank Escrow No._______________
CBCI Income and Growth Fund, LLC
And mail to:


After termination of Escrow Impound make check payable to:

CBCI Income and Growth Fund, LLC
Suite 715 Plymouth Building
12 South Sixth Street
Minneapolis, Minnesota 55402


9.	ACCEPTANCE

_____________________________________  DATE:_______________
   Managing Member Signature



SUBSCRIPTION AGREEMENT

CBCI Income and Growth Fund, LLC, a Minnesota limited liability company:

The undersigned desires to become a Member in CBCI Income and Growth Fund, LLC, a Minnesota limited liability company
(the "Fund") and to purchase the number of units of limited liability company interest ("Units") appearing on the signature page of this Subscription Agreement in accordance with the terms and conditions of the Operating Agreement
(the "Agreement") in substantially the form attached as Exhibit "A" to the Prospectus of the Fund. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

a.	Subscription. The undersigned agrees to purchase the
number of Units set forth in Section 1. of the
Subscription Agreement, and hereby tenders the amount
required to purchase such Units ($100 per Unit,
minimum subscription ten (10) Units). I am aware that
this subscription may be rejected in whole or in part
by the Managing Member in its sole and absolute
discretion.
b.	Adoption. The undersigned hereby specifically adopts
and agrees to be bound by each and every provision of
the Agreement, including the power of attorney granted
to the Managing Member in Section 7.5.
c.	Special Power of Attorney. Each Member constitutes and
appoints the Managing Member of the Fund with full power of substitution, its true and lawful attorney to make, execute, and acknowledge and file in its name, place and stead:

1.	The Agreement;
2.	Any certificate or other instrument, including
registrations or filings concerning the use of
fictitious names and necessary or appropriate
filings under the federal and state securities
laws;
3.	Documents required to dissolve and terminate the
Fund;
4.	Amendments and modifications to the Articles of
Organization or any of the instruments described
above;
5.	Amendments and modifications to the Agreement
which have been approved pursuant to the terms
hereof; and
6.	All loan and security agreements, notes,
instruments and other similar documents which are necessary or desirable for the Fund to conduct its business as contemplated by the Agreement.

This power of attorney is coupled with an interest and is irrevocable.

The foregoing grant of authority (i) is a special power of attorney coupled with an interest, (ii) is irrevocable and shall survive his health or disability, and (iii) may be exercised by such attorney-in-fact by listing his name along with the names of all other persons for whom such attorney-in-fact is acting, and executing the Agreement and such other certificates, instruments and documents with the single signature of such attorney-in-fact is acting, and for all of the persons whose names are So listed.

The undersigned shall mean the person or entity whose signature appears in Section 6 on the reverse side of this form.

d.	Certification of Taxpayer Identification Number. Under
the penalties of perjury, the undersigned certifies that (1) the number provided herein is his correct
Taxpayer Identification Number; and (2) he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
(If the undersigned has been notified that he is currently subject to backup withholding, he has stricken the language under clause (2) above before signing).

By executing this subscription agreement, the undersigned is not waiving any rights under federal or state securities laws.


____________________________________________
          Subscriber Signature


D-6